UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2008
Amarillo Biosciences, Inc.
(Exact Name of registrant as specified in its charter)

Texas	0-20791	75-1974352
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

4134 Business Park Drive, Amarillo, Texas 79110-4225
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (806) 376-1741

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 14, 2008, the Company entered into an agreement amending the January 8, 2008 Securities Purchase Agreement (“SPA”) with Firebird Global Master Fund, Ltd. (“Firebird”).  Under the Amendment, the Second Closing Date in Paragraph 2.1(b) was extended from thirty (30) days following the Initial Closing Date to March 15, 2008.

On February 14, 2008, the Company also entered into an agreement amending the January 8, 2008, Registration Rights Agreement (“RRA”) with Firebird.  Under the amendment to the RRA, the definition of “filing date” was changed to mean April 25, 2008, and the definition of “Registrable Securities” was amended so that it includes stocks, warrants, or other securities issued or issuable on both the Initial Closing Date and the Second Closing Date.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Item 9.01                      Exhibits.

10.58	Amendment No. 1 to the Securities Purchase Agreement dated February 14, 2008, between the Company and Firebird Global Master Fund, Ltd.

10.59	Amendment No. 1 to the Registration Rights Agreement dated February 14, 2008, between the Company and Firebird Global Master Fund, Ltd.

DATE:       February 21, 2008 .

AMARILLO BIOSCIENCES, INC.

By:     /s/  Joseph M. Cummins
Joseph M. Cummins, Chairman of the Board, President, and Chief Executive Officer